UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Calavo Growers, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2006

To our Shareholders:

The 2006 annual meeting of shareholders of Calavo Growers, Inc. will be held at 15765 W. Telegraph Road, Santa Paula, California, 93060 on Wednesday, April 26, 2006, beginning at 1:00 p.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

(1) To elect thirteen directors, each for a term of one year;

(2) To ratify the appointment of our independent registered public accounting firm for 2006;

(3) To transact any other matters that properly come before the meeting.

All holders of record of shares of Calavo common stock at the close of business on March 1, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting, we request that you indicate your intent to attend by calling our offices at (805) 525-1245 by April 19, 2006. Admission to the meeting will be on a first-come, first-serve basis.

By order of the Board of Directors,

Lecil E. Cole
Chairman of the Board of Directors,
Chief Executive Officer and President

March 17, 2006
Santa Ana, California

1141-A Cummings Road
Santa Paula, California 93060

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Calavo Growers, Inc. to be held on Wednesday, April 26, 2006, beginning at 1:00 p.m. local time, at 15765 W. Telegraph Road, Santa Paula, California, 93060 and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about March 17, 2006 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Calavo Growers, Inc. (“Calavo,” “our,” “us” or “we”), a California corporation, is providing these proxy materials for you in connection with our annual meeting of the shareholders, which will take place on April 26, 2006. As a shareholder, you are invited to attend the annual meeting. Further, you are entitled to, and requested to, vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of our independent registered public accounting firm. In addition, management will report on our performance during fiscal year 2005 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on March 1, 2006, the record date for the meeting, are entitled to receive notice of, and to participate in, the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

For all matters, other than the vote for director candidates, each outstanding share of our common stock will be entitled to one vote on each matter. Each holder of our common stock, when voting for director candidates, will be entitled to cast votes equal to the number of votes his or her shares are normally entitled to, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director candidate, or may distribute them among some or all of the director candidates as he or she sees fit. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose in order to elect all or as many of such nominees as possible.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (805) 525-1245 by April 19, 2006. Admission to the meeting will be on a first-come, first-serve basis.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock that are outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 14,273,833 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 7,136,917 votes will be required to establish a quorum.

Proxies received, but marked as abstentions, will be included in the calculation of the number of votes considered to be present at the meeting, but they will be treated as unvoted with respect to the matter or matters on which the abstentions are indicated.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted by applicable rules to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters and will not be counted in determining the number of votes necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot at the meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many Calavo shareholders hold their shares through a broker, or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should provide voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	For the election of the nominated slate of directors (see Item 1);

•	For ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006 (see Item 2); and

•	With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at our 2007 shareholders’ meeting.

Shareholder Proposals:  For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary, at our principal executive offices, no later than November 17, 2006. If the date of next year’s annual meeting is moved more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate address:

Corporate Secretary
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, California 93060

If notice of a shareholder proposal submitted outside the process of Rule 14a-8 is not received by our Corporate Secretary by January 31, 2007, the persons named in our proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment.

Nomination of Director Candidates:  You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our bylaws permit a shareholder to nominate directors for election at an annual shareholders’ meeting, but only if the shareholder complies with the procedures that are set forth in the bylaws. Our bylaws state that the shareholder must deliver notice of the nomination to our Corporate Secretary not less than 30 days nor more than 120 days prior to the date of the meeting. The notice must set forth the information that is specified in the bylaws, including information about both the director candidate and the shareholder who has proposed the candidate.

Copy of Bylaw Provisions:  You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.

How may I communicate with Calavo’s Board of Directors?

You may submit an e-mail to our Board at board@calavo.com. All directors have access to this e-mail address.

Who will bear the cost of soliciting votes for the annual meeting?

We are making this solicitation and will pay substantially all of the costs of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have retained U.S. Stock Transfer Corporation to assist with the solicitation of proxies from the shareholders of record for a fee of approximately $10,000, plus expenses. We will also reimburse banks, brokers or other nominees for their costs of sending our proxy materials to beneficial owners. Directors, officers or other employees of ours may also solicit proxies from shareholders in person, by telephone, facsimile transmission or other electronic means of communication without additional compensation.

What vote is required to approve each item?

Election of Directors.  The thirteen director candidates receiving the highest number of affirmative votes will be elected.

Other Items.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a code of ethics that applies to all of our directors, officers and employees. A copy of our code of ethics is posted on our Internet site at http://www.calavo.com.

Board Members’ Independence

Our Corporate Governance Guidelines and the Rules of the Nasdaq Stock Market provide that a majority of our thirteen-member Board must consist of independent directors. The Board has determined that each of the following seven non-employee director nominees standing for election is independent within the meaning of Nasdaq Stock Market Marketplace Rule 4200(a)(15): Michael Hause, George Barnes, Fred Ferrazzano, John Hunt, Alva Snider, Egidio Carbone, Jr., and Alan Van Wagner.

Director Independence Standards

In determining independence, the Board reviews whether directors have any material relationship with us. The Board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to us, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if applicable. An independent director must not have any material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

(1) The director is, or has been in the past three years, an employee of us, or an immediate family member of the director is, or has been in the past three years, an executive officer of us.

(2) The director has received, or has an immediate family member who has received, direct compensation from us in excess of $60,000 in any 12 month period in the past three years, other than compensation for board service, compensation received by the director’s immediate family member for service as a non-executive employee of us, and pension or other forms of deferred compensation for prior service with us that is not contingent on continued service.

(3) (A) The director or an immediate family member is a current partner of the firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

(4) The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or has served on that company’s compensation committee.

(5) The director is, or an immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000.

For these purposes, an “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares the director’s home.

Board and Committee Composition

As of the date of this proxy statement, our Board has 13 directors. The Board has recommended the election of the 13 director nominees who are identified in this proxy statement.

The Board has the following four committees: (1) Executive, (2) Audit, (3) Nominating and Governance, and (4) Compensation. The membership during the last fiscal year through the date of this proxy statement, and the function of each of the committees, are described below. During fiscal year 2005, the Board held 12 meetings. Each director attended at least 75% of all Board and applicable Committee meetings. Directors are encouraged by the Board to attend annual meetings of Calavo shareholders and all of our directors attended the 2005 annual meeting of shareholders. The Board has determined that each current member of the Audit Committee, Nominating and Governance Committee and Compensation Committee is independent within the meaning of Nasdaq Rule 4200(a)(15), and that each current member of the Audit Committee is independent within the meaning of applicable regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Nominating and
	Executive	Audit	Governance	Compensation
Director	Committee	Committee	Committee	Committee

Lecil E. Cole	**
Michael D. Hause	*	**	*	*
Fred J. Ferrazzano		*	*	**
Alva V. Snider	*	*	*	*
George H. Barnes		*	*	*
Scott Van Der Kar	*
J. Link Leavens	*
John M. Hunt		*	**	*
Number of meetings in fiscal year 2005	0	7	1	7

*	Member.

**	Chair.

Executive Committee.  The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and by policy.

Audit Committee.  The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, and risk assessment and risk management. Additionally, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement, annually reviews the Audit Committee charter, appoints, evaluates and determines the compensation of our independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements, and reviews our internal controls and procedures. The Audit Committee works closely with management, as well as our independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Calavo for, outside legal, accounting or other advisors, as the Audit Committee deems necessary, to carry out its duties.

The Board of Directors has determined that Michael D. Hause is an “audit committee financial expert,” as defined under applicable SEC and Nasdaq rules.

The report of the Audit Committee of the Board of Directors is included in the proxy statement on page 22. The charter of the Audit Committee is on our website at http://www.calavo.com.

Nominating and Governance Committee.  The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors of Calavo, selects the director nominees for each annual meeting of shareholders, (or recommends director nominees for the Board’s selection), oversees a periodic evaluation of the Board and management, and develops and recommends to the Board a set of corporate governance principles.

The charter of the Nominating and Governance Committee is on our website at http://www.calavo.com.

Compensation Committee.  The Compensation Committee is charged with reviewing our general compensation strategy and program; establishing salaries and awarding bonuses for executive officers (or recommending such salaries and bonuses to the Board for approval); reviewing benefit programs, including pensions; and reviewing, approving, recommending and administering incentive compensation for executive officers and other employees.

DIRECTOR COMPENSATION

Each director receives a fee of $1,000 per Board meeting attended and $500 per Committee meeting attended plus a mileage reimbursement of $0.40 per mile.

Consideration of Director Nominees

Shareholder nominees

The Nominating and Governance Committee will consider shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, CA 93060

In addition, our bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?” on page 3.

Director Qualifications

The Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Calavo values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

ITEM 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2006 annual meeting of shareholders. The Board of Directors proposes that the following 13 nominees, all of whom are currently serving as directors, be elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The director nominees standing for election are:

Lecil E. Cole	Director since 1982

Mr. Cole, age 66, has served as our Chairman of the Board of Directors, Chief Executive Officer and President since February 1999. He served as an executive of Safeway Stores from 1964 to 1976 and as the Chairman of Central Coast Federal Land Bank from 1986 to 1996. Mr. Cole has served as the Chairman and President of Hawaiian Sweet Inc. and Tropical Hawaiian Products, Inc. since 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, papayas and cattle are produced and raised.

George H. Barnes	Director since 2004

Mr. Barnes, age 73, has owned and operated avocado groves since 1988 and has served as a member of the California Avocado Commission for eight years. Mr. Barnes is currently serving a two-year term as a member of the Hass Avocado Board. Mr. Barnes was a director of Calavo from 2000 through 2002.

Michael D. Hause	Director since 2003

Mr. Hause, age 52, has served as President and Chief Executive Officer of Santa Clara Valley Bank N.A since October 2001. Prior to October 2001, Mr. Hause served as Senior Vice President of Farm Credit — West (previously Central Coast Farm Credit) in the capacity of Director of Internal Audit for a period of 8 years. Mr. Hause is a former Certified Internal Auditor and a former member of the Institute of Internal Auditors.

Donald M. Sanders	Director since 2002

Mr. Sanders, age 58, has served as President and Owner of S&S Grove Management Services, Inc. since 1991. In addition, Mr. Sanders has ownership interests in S&S Ranch and Rancho Santo Tomas which include an aggregate of 134 acres of avocado orchards.

Fred J. Ferrazzano	Director since 1985

Mr. Ferrazzano, age 72, has served as the President and Chief Executive Officer of Ferrazzano Farms, Inc. since 1973 and has owned and operated avocado groves since 1973. He is the President and Chief Executive Officer of Westbridge Estates, Inc., a residential homes developer, and has served in such capacity since 1989. He has served in excess of five years as Chairman, President, and Chief Executive Officer of the Conservative Order of Good Guys, a political action committee. Mr. Ferrazzano is a retired Commander in the United States Navy.

Alva V. Snider	Director since 1987

Mr. Snider, age 89, has owned and managed a seven-acre avocado and specialty crop grove since 1968 and is a former director of the California Avocado Commission. He is a retired manager of Shell Chemical Corp.

Scott Van Der Kar	Director since 1994

Mr. Van Der Kar, age 51, has served as a manager of his family’s farm, Pinehill Ranch, since 1978. The Van Der Kar family farms approximately 100 acres of avocados and has been delivering avocados to Calavo since 1959. He is a current member of the board of the California Chermoya Association, a former member of the board of the

Santa Barbara County Workforce Investment Board, and is a former director of the Santa Barbara County Farm Bureau.

J. Link Leavens	Director since 1987

Mr. Leavens, age 54, is the general manager of Leavens Ranches, a family partnership, that farms 1,100 acres of lemons and avocados in Ventura and Monterey Counties. He has served as President of the Ventura County Farm Bureau, the Ventura County Resource Conservation District and was a founding member of the University of California Hansen Trust Advisory Committee. Leavens Ranches have been Calavo members since 1956.

Dorcas H. McFarlane	Director since 1986

Ms. McFarlane, age 74, owns and operates the J.K. Thille Ranches, a 280-acre farm on which avocados, lemons and vegetables have been grown since 1972. She is a former member of the board of the Saticoy Lemon Association, and a current member of the boards of the Agricultural Issues Center and the Agricultural Council of California.

John M. Hunt	Director since 1993

Mr. Hunt, age 49, has served as the General Manager of Embarcadero Ranch since 1982 where he manages a 400-acre avocado and citrus ranch.

Egidio Carbone, Jr.	Director since 2005

Mr. Carbone, age 65, served as Vice-President, Finance and Corporate Secretary for Calavo Growers, Inc. from 1980 to 2002.

Harold Edwards	Director since 2006

Mr. Edwards, age 40, has been the President and Chief Executive Officer of Limoneira Company, an agricultural, real estate and community development company, since November 2004. Prior to joining Limoneira Company, Mr. Edwards was the President of Puritan Medical Products, a division of Airgas Inc. from January 2003 to November 2004; Vice President and General Manager of Latin America and Global Expert of Fischer Scientific International, Inc. from September 2001 to December 2002; General Manager of Cargill Animal Nutrition Philippines operations, a division of Cargill, Inc., from May 2001 to September 2001; and Managing Director of Agribrands Philippines, Inc., a division of Agribrands International (Purina) from 1999 to 2001. Mr. Edwards is a graduate of American Graduate School of International Management and Lewis and Clark College.

Alan Van Wagner	Director since 2006

Mr. Van Wagner, age 61, has served as President and Chief Executive Officer of Turners Machinery Inc., a machine tool trading company, since 1971. Additionally, Mr. Van Wagner has served as President and Chief Executive Officer of Retrofit to CNC Inc. (dba OCO Tool) from 2000 to present time. Mr. Van Wagner farms a 69-acre lemon and avocado ranch.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2006. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1986. Services provided to us by Deloitte & Touche LLP in fiscal 2005 included the audit of our consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting, limited reviews of interim financial statements included in our quarterly reports, statutory audits of foreign subsidiaries, services related to filings with the Securities and Exchange Commission and consultations on various tax and accounting matters. See “Principal Auditor Fees and Services” on page 23.

Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on a review of filings with the Securities and Exchange Commission, we are unaware of any holders of more than 5% of the outstanding shares of our common stock as of February 1, 2006, except for Mr. Lecil E. Cole, our Chairman of the Board of Directors, President, and Chief Executive Officer and Limoneira Company. Mr. Cole beneficially owns 1,660,444 shares of our common stock, or, approximately 11.6% of the shares of our outstanding common stock and Limoneira Company beneficially owns 1,000,000 shares of our common stock, or, approximately 7.0% of the shares of our outstanding common stock.

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, director nominees, executive officers identified in the Summary Compensation Table, any persons who own more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of February 1, 2006.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned as of	Owned as of
	February 1,	February 1,
Name of Beneficial Owner(1)	2006	2006

Lecil E. Cole	1,660,444	11.6%
Limoneira Company	1,000,000	7.0
Fred J. Ferrazzano(2)	160,651	1.1
Alva V. Snider(3)	113,328	*
Scott Van Der Kar(4)	161,306	1.1
J. Link Leavens(5)	468,428	3.3
Dorcas H. McFarlane	136,055	*
John M. Hunt(6)	57,000	*
Michael D. Hause(6)	16,666	*
George H. Barnes(7)	27,000	*
Donald M. Sanders(8)	45,487	*
Egidio Carbone, Jr.	4,000	*
Robert J. Wedin	3,000	*
Harold Edwards(9)	—	*
Alan Van Wagner	1,000	*
Arthur J. Bruno	153,847	1.1
Alan C. Ahmer	5,422	*
All directors and executive officers as a group (16 persons)	3,013,134	21.0

*	Less than 1.0%.

(1)	Each person’s address is the address of the Company, which is 1141-A Cummings Road, Santa Paula, CA, 93060.

(2)	Includes 57,051 shares held by Mr. Ferrazzano as trustee in a family trust, 56,374 shares held by Mr. Ferrazzano as trustee in an individual retirement account and 46,726 shares in an individual retirement account with respect to Mr. Ferrazzano’s wife as the trustee.

(3)	Includes 113,328 shares held by Mr. Snider as trustee in a family trust.

(4)	Includes 161,306 shares held by Mr. Van Der Kar as trustee in multiple family trusts.

(5)	Includes 308,809 shares held by Mr. Leavens that are owned of record by partnerships of which Mr. Leavens is a partner.

(6)	Represents shares that may be acquired upon the exercise of outstanding stock options within 60 days after February 1, 2006.

(7)	Includes 27,000 shares held in a family trust with respect to which Mr. Barnes is co-trustee with his wife.

(8)	Includes 16,666 shares that may be acquired upon the exercise of outstanding stock options within 60 days after February 1, 2006.

(9)	Mr. Edwards is the Chief Executive Officer of Limoneira Company. Mr. Edwards disclaims beneficial ownership of any shares of our common stock that are owned by Limoneira Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal year 2005, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the following exception: one late Form 4 report was filed by John Hunt on November 10, 2005 (transaction date, October 7, 2005) to report the acquisition of 15,000 shares and the disposition of 6,000 shares. In making this statement, we have relied upon our examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We sell papayas procured from an entity owned by the Chairman of our Board of Directors and CEO. Sales of papayas amounted to approximately $6,251,000, $6,846,000, and $2,920,000 for the years ended October 31, 2005, 2004, and 2003, resulting in gross margins of approximately $510,000, $864,000 and $281,000. Net amounts due to this entity approximated $79,000, $113,000, and $278,000 at October 31, 2005, 2004, and 2003.

Nine of our thirteen directors are controlling shareholders, partners, and/or executive officers of entities that market avocados through us pursuant to marketing agreements that are substantially identical to the marketing agreements that we have entered into with other growers. During the fiscal year ended October 31, 2005, we paid the following amounts to each of the following directors, including to any entity affiliated with the director, with respect to avocados marketed through us:

Amounts Paid to
Director or Affiliated
Entity Pursuant to
Director	Marketing Agreements

Lecil E. Cole	$1,455,811
Donald M. Sanders	150,156
Alva V. Snider	1,509
Scott Van Der Kar	952,238
J. Link Leavens	1,736,267
Dorcas H. McFarlane	132,093
Alan Van Wagner	48,651
Harold Edwards	3,319,208
George H. Barnes	234

Accounts payable to these Board members were $0.2 million as of October 31, 2005.

In January 2002, nine members of our Board of Directors executed full recourse promissory notes in connection with the exercise of stock options granted to them pursuant to our 2001 Stock Option Plan for Directors. As of January 31, 2006, the directors were indebted to us as follows:

Promissory Notes Executed by
Directors in Connection
Director	with Stock Option Exercises

Lecil E. Cole	$1,224,325
Fred J. Ferrazzano	114,849
George H. Barnes	132,153
Alva V. Snider	520,637
J. Link Leavens	619,555

In March 2002, six of our executive officers executed full recourse promissory notes in connection with the purchase of shares of common stock pursuant to our 2001 Employee Stock Purchase Plan. As of January 31, 2006, only Lee Cole was indebted to us as follows:

Promissory Notes
Executed by Officers in
Connection
Director	with Stock Purchases

Lecil E. Cole	$185,505

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The following Report of the Compensation Committee and the Report of the Audit Committee and stock performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report, the Report of the Audit Committee or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal year 2005.

What is our philosophy of executive officer compensation?

Our compensation program for executives consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	a stock incentive plan whereby directors, officers, and employees and others can be granted both incentive and/or non-qualified stock options, as well as shares of common stock that are subject to specified restrictions.

Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus. The variable annual bonus is also based, in significant part, on our performance. The stock incentive plan provides officers and employees the opportunity to purchase our stock and/or options at no less than fair value. We believe that this three-part approach best serves our interests and those of our shareholders. Furthermore, we believe that this approach enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of our shareholders.

Base Salary.  Base salaries for our executive officers, other than the Chief Executive Officer, including any annual or other adjustments are determined by the Compensation Committee after receiving recommendations by the Chief Executive Officer and after taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. Mr. Cole’s salary is independently reviewed and determined by the Committee in executive session.

Annual Bonus.  Awards of annual bonuses to executive officers and employees are determined based on specific annual overall “performance targets” applicable to each executive officer and employee for performance periods of one or more years. Currently, the performance targets may be based on one or more of the following business criteria:

•	net income

•	net contribution by business segment

•	specific performance objectives

•	any combination of the above.

We establish annual performance targets for our executives and employees early within the fiscal year to ensure that actual performance relative to the target remains substantially uncertain as of the date that the targets are established.

Furthermore, the Committee authorizes the actual amount of each bonus and whether payment or vesting of all or a portion of a bonus will be made. The Committee may also exercise “negative discretion,” and reduce bonuses otherwise payable under the objective formula as a result of other subjective factors.

For fiscal year 2005, the Committee approved an overall performance target based upon the achievement of a specified level of net income and/or additional financial targets based on net contribution by business segment. After the end of the fiscal year, the Committee determined that no substantial 2005 target had been achieved and exercised its judgment in not authorizing a payment of final bonuses to executive officers and other employees.

How is our Chief Executive Officer compensated?

As Chief Executive Officer, Mr. Cole’s compensation is reviewed and determined by the Committee in executive session. The Committee establishes Mr. Cole’s compensation by taking into account such factors as competitive industry salaries, an assessment of his contributions made during the preceding year, and his industry expertise. For fiscal year 2005, Mr. Cole’s compensation included a $150,000 stay bonus.

How are we addressing Internal Revenue Code limits on the deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year.

None of our executive officers or employees has received compensation that exceeded the $1,000,000 limitation provided by Section 162(m).

Compensation Committee

Fred J. Ferrazzano, Chairman
George H. Barnes
Michael D. Hause
John M. Hunt
Alva V. Snider

Compensation Committee Interlocks and Insider Participation

The directors who served on our Compensation Committee during the year ended October 31, 2005 are listed on page 6 under “Board and Committee Composition.” None of the members of the Board’s Compensation Committee during fiscal year 2005 is or has been an officer or employee of the Company. Each member meets the Independence criteria as set forth by SEC and NASDAQ. Mr. Cole’s compensation is reviewed and determined by the Compensation Committee without the presence of Mr. Cole.

Information about transactions between the Company and its directors is set forth under “Certain Relationships and Transactions.”

Summary Compensation Table

The following table sets forth information concerning total compensation for services rendered to us during the past three fiscal years that was earned by (1) our Chief Executive Officer and (2) all of our other executive officers who served in such capacities as of October 31, 2005 and whose salary and bonus for fiscal year 2005 exceeded $100,000. No stock appreciation rights were granted to, or exercised by, any of the following persons during fiscal year 2005, and, as of October 31, 2005, none of such persons held any stock appreciation rights. In August 2005, however, we granted stock options to our executive officers as shown below.

Summary Compensation Table

				Long-Term
				Compensation
				Awards
				Securities
		Annual Compensation(1)		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(2)

Lecil E. Cole	2005	$323,966	$150,000	200,000	$27,747
Chairman, Chief Executive	2004	298,958	214,000	—	17,632
Officer, and President	2003	272,538	150,000	—	17,451
Al Ahmer	2005	164,067	—	20,000	12,289
Vice President, Processed	2004	157,906	20,000	—	10,958
Product Sales and Production	2003	141,771	25,000	—	9,975
Art Bruno	2005	206,004	—	50,000	28,986
Chief Operating Officer, Chief	2004	168,260	76,000	—	20,926
Financial Officer, and Corporate	2003	13,353	7,500	—	854
Secretary
Robert J. Wedin	2005	165,042	—	20,000	27,167
Vice President, Fresh Sales and	2004	158,694	40,000	—	20,250
Marketing	2003	152,586	60,000	—	19,471

(1)	In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer. Amounts reported under Annual Compensation include amounts deferred by the named executive officers under our 401(k) plan.

(2)	Amounts reported under All Other Compensation include 401(k) matching contributions, car allowances, term life, and long-term disability insurance premiums paid for the benefit of the executive. For 2005, amounts include for Mr. Cole: $24,100 in director fees, $20,883 contributed to our 401(k) plan, $1,443 of term life insurance premiums paid, and $1,023 of long-term disability insurance premiums paid; for Mr. Ahmer: $11,044 contributed to our 401(k) plan, $728 of term life insurance premiums paid, and $517 of long-term disability insurance premiums paid; for Mr. Bruno: $13,383 contributed to our 401(k) plan, $915 of term life insurance premiums paid, and $649 of long-term disability insurance premiums paid; for Mr. Wedin: $12,619 contributed to our 401(k) plan, $733 of term life insurance premiums paid, and $520 of long-term disability insurance premiums paid.

Option Grants In Last Fiscal Year

Individual Grants(1)

		Percent of Total
	Number of	Options Granted to
	Securities	Employees in Fiscal	Exercise of Base		Grant Date Fair
Name	Underlying Options	Year	Price	Expiration Date	Value

Lee Cole	200,000	50.0%	$9.10	August 2010	$330,000
Arthur Bruno	50,000	12.5%	$9.10	August 2010	$82,500
Rob Wedin	20,000	5.0%	$9.10	August 2010	$33,000
Al Ahmer	20,000	5.0%	$9.10	August 2010	$33,000

(1)	Such award relates to an option grant that took place in August 2005. The options vest if the closing price of our common stock is at least $11.00 per share at any time throughout the life of the option. Additionally, at no time may any options vest within one year from the date of grant. As a result of the foregoing, none of such options were vested as of October 31, 2005. Such options have an exercise price of $9.10 per share and a term of 5 years from the grant date. The market price of our common stock at the grant date was $9.10. The grant date fair value was estimated using a binomial option valuation model in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-The-Money
			Options At	Options At
	Shares		Fiscal Year-End	Fiscal Year-End
	Acquired On	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable(2)
Lecile E. Cole	—	$—	— / 200,000	$— / $104,000
Arthur Bruno	—	—	— / 50,000	— / 26,000
Robert J. Wedin	—	—	— / 20,000	— / 10,400
Al Ahmer	—	—	— / 20,000	— / 10,400

(2)	These amounts represent the difference between the exercise price of the stock options and the price of our common stock on October 31, 2005.

Equity Compensation Plan Information

The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our common stock were authorized for issuance as of October 31, 2005:

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted-average	Future Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options, Warrants	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by shareholders(1)	400,000	$9.10	4,064,750
Equity compensation plans not approved by shareholders(2)	74,000	$6.35	1,770,610

Total	474,000		5,835,360

(1)	The plans in this category include the 2005 Stock Incentive Plan of Calavo Growers, Inc. and our 2001 Stock Purchase Plan for Officers and Employees.

(2)	The only plan in this category is our 2001 Stock Option Plan for Directors.

2005 Stock Incentive Plan of Calavo Growers, Inc.

The purpose of the 2005 Stock Incentive Plan of Calavo Growers, Inc.2005 Plan (the “2005 Plan”) is to (i) encourage employees, officers, directors, consultants, and advisors to improve operations and increase the profitability of Calavo, (ii) encourage selected employees, officers, directors, consultants and advisors to accept or continue employment or association with Calavo or its affiliates and (iii) increase the interest of selected employees, officers, directors, consultants, and advisors in Calavo’s welfare through participation in the growth in value of our common stock.

The 2005 Plan authorizes the granting of the following types of awards to persons who are employees, officers, consultants, advisors, or directors of Calavo Growers, Inc. or any of its affiliates:

•	“Incentive stock options” that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

•	“Non-qualified stock options” that are not intended to be incentive stock options; and

•	Shares of common stock that are subject to specified restrictions

Subject to the adjustment provisions of the 2005 Plan that are applicable in the event of a stock dividend, stock split, reverse stock split or similar transaction, up to 2,500,000 shares of common stock may be issued under the 2005 Plan and no person shall be granted awards under the 2005 Plan during any 12-month period that cover more then 500,000 shares of common stock.

As of January 31, 2006, we had issued 400,000 options to purchase shares of common stock, at a weighted-average exercise price of $9.10 per share. The options vest if the closing price of our common stock is at least $11.00 per share at any time throughout the life of the option. Additionally, at no time may any options vest within one year from the date of grant. As a result of the foregoing, none of such options were vested as of January 31, 2006. Such options have an exercise price of $9.10 per share and a term of 5 years from the grant date. The market price of our common stock at the grant date was $9.10.

The 2005 Plan is administered by our Compensation Committee, although the Board of Directors has the authority under the 2005 Plan to elect to administer all or selected portions of the 2005 Plan. The Compensation Committee is responsible for selecting the officers, employees, directors, consultants and advisers, if any, who will receive options and restricted stock. Subject to the requirements imposed by the 2005 Plan, the Compensation Committee is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option, the exercise price, expiration date and vesting period of the option and whether the option is an incentive stock option or a non-qualified stock option. Subject to the requirements imposed by the 2005 Plan, the Compensation Committee is also responsible for determining the terms and conditions of each restricted stock grant, including the number of shares granted, the purchase price (if any) and the vesting, transfer and other restrictions imposed on the stock. The Compensation Committee has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan or of any award under the 2005 Plan.

Under current law, only officers and other employees are entitled to receive incentive stock options. The exercise price for an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of the grant of the option. With respect to an option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of the grant of the option. The 2005 Plan also requires that the exercise price for non-qualified stock options not be less than 100% of the fair market value of the common stock on the date of the grant of the option.

Unless otherwise determined by the Compensation Committee, options granted under the 2005 Plan are generally not transferable, except by will or the laws of descent and distribution. Except as otherwise provided in the option agreement, an option ceases to be exercisable ninety days after the termination of the option holder’s employment with us.

The Board of Directors may, at any time, amend, discontinue or terminate the 2005 Plan. With specified exceptions, no amendment, suspension or termination of the plan may adversely affect outstanding options or the terms that are applicable to outstanding restricted stock. No amendment or suspension of the 2005 Plan requires shareholder approval unless such approval is required under applicable law or under the rules of any stock exchange or Nasdaq market on which our stock is traded. Unless terminated earlier by the Board of Directors, the 2005 Plan will terminate automatically in February 2014, which is ten years after the adoption of the plan by the Board of Directors.

Pursuant to Section 162(m) of the Internal Revenue Code, Calavo may not deduct compensation in excess of $1,000,000 paid to each of its chief executive officer and the four next most highly compensated executive officers unless certain exceptions are satisfied. Calavo intends to satisfy the exceptions from the limitation of Section 162(m) as to options and restricted stock under the 2005 Plan.

2001 Stock Option Plan for Directors

Our 2001 Stock Option Plan for Directors provides for the grant to our directors of stock options that are not intended to qualify as incentive options under Section 422 of the Internal Revenue Code. Up to 3,150,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2005, we had issued 1,266,250 shares under the plan upon the exercise of options, and options to purchase 74,000 shares of common stock, at a weighted-average exercise price of $6.35 per share, were outstanding.

The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan administrator is responsible for selecting the directors who will receive options. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option and the exercise price, expiration date, and vesting period of the option.

Unless otherwise determined by the plan’s administrator, options granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise provided in a director’s option agreement, an option ceases to be exercisable one year after the termination of the director’s service with us.

2001 Stock Purchase Plan for Officers and Employees

Our 2001 Stock Purchase Plan for Officers and Employees provides for the grant to our officers and employees of awards that entitle them to purchase shares of our common stock. Up to 2,100,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2006, we had issued approximately 279,390 shares under the plan upon the exercise of awards at a price of $7.00 per share. There were no outstanding but unexercised awards as of that date.

The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan administrator is responsible for selecting the officers and employees who will receive awards. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each award, including the number of shares subject to the award and the purchase price of the shares that are subject to the award. The purchase price, however, may not be less than the fair market value of the common stock on the date of the award.

Awards granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise determined by the plan administrator, an unexercised award will terminate upon the termination of an officer’s or employee’s employment.

The Board of Directors may at any time amend, suspend, or terminate the plan. With specified exceptions, no amendment, suspension, or termination of the plan may adversely affect outstanding awards. No amendment, suspension, or termination of the plan requires shareholder approval unless such approval is required under applicable law or under the rules of the Nasdaq market system. Unless terminated earlier by the Board of Directors, the plan will terminate automatically in December 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages our relationship with our independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding from Calavo, as determined by the Audit Committee, for such advice and assistance.

Calavo’s management has primary responsibility for preparing Calavo’s financial statements and Calavo’s financial reporting process. Calavo’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of Calavo’s audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with Calavo’s management.

2. The Audit Committee has discussed with Calavo’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit), SEC Regulation S-X, Rule 2-07 and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”) and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Calavo’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors

Audit Committee

Michael D. Hause, Chairman
George H. Barnes
Fred J. Ferrazzano
John M. Hunt
Alva V. Snider

PRINCIPAL AUDITOR FEES AND SERVICES

The Audit Committee has appointed Deloitte & Touche LLP as Calavo’s independent registered public accounting firm for the fiscal year ending October 31, 2006. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Calavo for Deloitte & Touche LLP

The following table shows the fees billed to us (in thousands) by Deloitte & Touche LLP for the audit and other services rendered by Deloitte & Touche LLP during fiscal years 2005 and 2004.

	2005	2004

Audit Fees (1)	$1,349	$365
Audit-Related Fees (2)	95	24
Tax Fees (3)	208	189

Total	$1,652	$578

All audit related services, tax services and other services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Deloitte and Touche LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Board delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of management’s assessment of internal control over financial reporting, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations and employee benefit plan audits.

(3)	For fiscal years 2005 and 2004, tax fees principally included tax compliance fees of approximately $85,000 and $150,000 and tax advice and tax planning fees of approximately $39,000 and $5,000.

Comparison of Cumulative Total Returns

The following graph compares the performance of our common stock with the performance of the Nasdaq Market Index and the Hemscott Group Index for approximately the 43.5-month period beginning on March 22, 2002 and ending October 31, 2005. In making this comparison, we have assumed an investment of $100 in Calavo Growers, Inc. common stock, the Nasdaq Market Index, and the Hemscott Group Index as of March 22, 2002, the first day that our common shares began trading on the OTC Bulletin Board. Since July 23, 2002, our shares have traded on the Nasdaq National Market. We have also assumed the reinvestment of all dividends. The Hemscott Group Index is a composition of major diversified food companies.

COMPARE CUMULATIVE TOTAL RETURN
AMONG CALAVO GROWERS, INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON MAR. 22, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING OCT. 31, 2005

ADDITIONAL INFORMATION

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2005, OTHER THAN EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO CALAVO GROWERS, INC., 1141-A CUMMINGS ROAD, SANTA PAULA, CALIFORNIA 93060, TELEPHONE (805) 525-1245, ATTENTION ARTHUR J. BRUNO. WE WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

CALAVO GROWERS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Lecil E. Cole and J. Link Leavens, and each of them, as the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Calavo Growers, Inc. to be held at 15765 W. Telegraph Road, Santa Paula, California, 93060 on Wednesday, April 26, 2006 at 1:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.
PLEASE SIGN AND DATE ON THE REVERSE SIDE

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except to withhold authority to vote for any individual nominee or nominees, strike a line through the name(s) of the nominee(s) below.	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	* CUMULATIVE VOTING ELECTION
(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the “CUMULATIVE VOTING ELECTION” box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times thirteen. For example, if you own 100 shares, you are entitled to cast 1,300 votes for director nominees. However, if you have cast your proxy for either of the other above two choices, do not complete this table.)

Director Nominee Name	Number of Votes
Lecil E. Cole		Votes FOR

George H. Barnes		Votes FOR

Michael D. Hause		Votes FOR

Donald M. Sanders		Votes FOR

Fred J. Ferrazzano		Votes FOR

Alva V. Snider		Votes FOR

Scott Van Der Kar		Votes FOR

J. Link Leavens		Votes FOR

Dorcas H. McFarlane		Votes FOR

John M. Hunt		Votes FOR

Egidio Carbone, Jr.		Votes FOR

Harold Edwards		Votes FOR

Alan Van Wagner		Votes FOR

Total Votes Cast:

2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent accountants of Calavo Growers, Inc. for the year ending October 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of Calavo Growers, Inc. or the Board of Directors at the meeting.

I (WE) WILL	☐	WILL NOT	☐	ATTEND THE MEETING IN PERSON.

ADDRESS LABEL
THIS SPACE MUST BE LEFT BLANK
The undersigned hereby ratifies and confirms all that the attorneys and proxies, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

Dated:		,2006

Signature

Signature
Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.